UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 5, 2006

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2006, World Heart Corporation (the “Company” or “WorldHeart”) announced that it submitted an application to transfer the listing of its common shares to The Nasdaq Capital Market.  The Board of Directors determined that the proposed transfer would be in the best interest of the Company’s shareholders and authorized management to proceed with the transfer on December 4, 2006.  As previously announced, on November 20, 2006, WorldHeart received a notice from the Listing Qualifications Department of The Nasdaq Stock Market indicating that, based on the Company’s Form 10-QSB for the quarter ended September 30, 2006, the Company’s stockholders’ equity did not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq Global Market as set forth in Marketplace Rule 4450(a)(3).  In addition, the Nasdaq staff had previously notified the Company that it would have until December 18, 2006 to regain compliance with the minimum $1.00 bid price rule as set forth Marketplace Rule 4450(a)(5).

Transfer to The Nasdaq Capital Market, if approved, would provide the Company with approximately 180 days from the date of the application to comply with the minimum bid price rule.  The approval of the application is subject to the Company’s ability to meet all of The Nasdaq Capital Market listing requirements, which the Company believes it satisfies, with the exception of the minimum bid price.

A press release announcing the submission of the transfer application is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Company’s previously announced restructuring and workforce reductions, John Marinchak, Vice President Marketing and Sales, will be leaving the Company on December 6, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Press release, dated December 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 6, 2006

WORLD HEART CORPORATION

	By:	/s/ A. Richard Juelis
	Name:	A. Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.

99.1	Press release, dated December 5, 2006.